SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        _______________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT: JULY 14, 1998


                             GENERAL SCANNING INC.
             (Exact name of registrant as specified in its charter)


MASSACHUSETTS                      0-26646               04-2445884
(State or other jurisdiction of    (Commission File      (I.R.S. Employer
incorporation or organization)     Number)               Identification Number)


500 ARSENAL STREET, WATERTOWN,                           02172
MA                                                      (zip code)
(Address of principal executive
offices)




REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (617) 924-1010



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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5. OTHER EVENTS

      (I) ROBOTIC VISION SYSTEMS, INC. FILES REGISTRATION STATEMENT REGISTERING SHARES ACQUIRED BY GENERAL SCANNING INC. IN SETTLEMENT OF THE VIEW ACQUISITION LITIGATION

      On July 14, 1998 Robotic Vision Systems, Inc. ("RVSI") filed with the Securities and Exchange Commission a Registration Statement on Form S-3, registering 271,493 shares of common stock of RVSI, par value $0.01 per share (the "Common Stock"), which shares are currently held and may be offered for sale by General Scanning Inc. (the "Company"). The Company acquired the Common Stock in connection with a settlement, jointly announced by the Company and RVSI on June 15, 1998, of RVSI's claims arising out of the Company's acquisition of View Engineering, Inc. ("View") in August 1996. RVSI claimed that the Company used improperly obtained information in connection with the acquisition. The Company denied all such claims.

      Under the settlement, the Company agreed not to compete for ten years in the inspection of interconnect leads of semiconductor packages and licensed to RVSI its 2D and 3D vision technology solely and exclusively for RVSI's use in the inspection of leads, pins, balls, bumps and other present and future device interconnection leads. RVSI agreed not to compete in the field of solder paste inspection. In consideration for the technology license and non-competition agreement, RVSI agreed to pay the Company $3.75 million consisting of a five year subordinated note of RVSI in the principal amount of $2.25 million and the Common Stock. RVSI's remaining patent suit against the Company was unaffected by the settlement.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        None.


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                                   SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



                             GENERAL SCANNING INC.


                             By:  Charles D. Winston
                                  -------------------------
                                  Charles D. Winston
                                  President and Chief Executive Officer



DATED:  July 24, 1998